As filed with the Securities and Exchange Commission on February 24, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Beta Bionics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-5386878
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11 Hughes Irvine, California 92618	92618
(Address of Principal Executive Offices)	(Zip Code)

Beta Bionics, Inc. 2025 Equity Incentive Plan

Beta Bionics, Inc. 2025 Employee Stock Purchase Plan

(Full titles of the plans)

Sean Saint

President and Chief Executive Officer

Beta Bionics, Inc.

11 Hughes

Irvine, California 92618

(949) 427-7785

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Carlos Ramirez

Mark Weeks

Cooley LLP

10265 Science Center Drive

San Diego, CA 92121

(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Beta Bionics, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same employee benefit plans is effective. The Registrant previously registered its shares of common stock, par value $0.0001 per share, for issuance under the Registrant’s 2025 Equity Incentive Plan and the Registrant’s 2025 Employee Stock Purchase Plan under the Registrant’s Registration Statement on Form S-8 (the “Prior Registration Statement”) filed with the Commission on February 3, 2025 (File No. 333-284655). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statement referenced above.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:

(a)	The Registrant’s Current Report on Form 8-K filed with the Commission on January 30, 2026 (File No. 001-42491) (to the extent the information in such report is filed and not furnished);

(b)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on February 24, 2026 (File No. 001-42491); and

(c)

The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed on January 27, 2025 (File No. 001-42491) under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description, including Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2024, filed with the Commission on March 28, 2025 (File No. 001-42491).

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or portions thereof that are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits.

The exhibits to this Registration Statement are listed below:

Exhibit Number	Description of Exhibit	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-42491	3.1	01/31/25

4.2	Amended and Restated Bylaws of the Registrant.	S-1	333-284147	3.4	01/06/25

4.3	Form of Common Stock Certificate.	S-1/A	333-284147	4.1	01/22/25

4.4	Amended and Restated Investor Rights Agreement, dated November 8, 2024, by and among the Registrant and certain of its stockholders.	S-1	333-284147	4.2	01/06/25

5.1	Opinion of Cooley LLP.					X

23.1	Consent of Independent Registered Public Accounting Firm.					X

23.2	Consent of Cooley LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (included on signature page).					X

99.1	Beta Bionics, Inc. 2025 Equity Incentive Plan.	S-8	333-284655	99.3	02/03/25

99.2	Beta Bionics, Inc. 2025 Employee Stock Purchase Plan.	S-8	333-284655	99.8	02/03/25

107	Filing Fee Table.					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, California, on February 24, 2026.

BETA BIONICS, INC.

By:	/s/ Sean Saint
Sean Saint
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sean Saint and Stephen Feider and each of them, as his or her true and lawful attorneys-in-fact and agents, and each of them, with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean Saint Sean Saint	President, Chief Executive Officer and Director (Principal Executive Officer)	February 24, 2026

/s/ Stephen Feider Stephen Feider	Chief Financial Officer (Principal Financial and Accounting Officer)	February 24, 2026

/s/ Adam Lezack Adam Lezack	Chairperson of the Board of Directors	February 24, 2026

/s/ Sean Carney Sean Carney	Director	February 24, 2026

/s/ Dan Dearen Dan Dearen	Director	February 24, 2026

/s/ Christy Jones Christy Jones	Director	February 24, 2026

/s/ Gerard Michel Gerard Michel	Director	February 24, 2026

/s/ Maria Palasis, Ph.D. Maria Palasis, Ph.D.	Director	February 24, 2026